Page 44

Exhibit 10.8(c)

                             CONE MILLS CORPORATION
                        RESTRICTED STOCK AWARD AGREEMENT


Agreement, dated November 10, 1997, by and between Cone Mills Corporation and FIELD (MANAGEMENT NAME), a key management employee of Cone Mills Corporation ("Grantee").

1.   Plan

     Pursuant to the Cone Mills Corporation Amended and Restated 1992 Stock Plan (the "Plan"), the Grantee is hereby awarded restricted stock. Terms defined in the Plan are used in this Agreement as defined in the Plan.

2.   Award of Restricted Stock

     The Company hereby grants to the Grantee a total of FIELD (rsshares) shares of Restricted Stock. The shares of Restricted Stock subject to this Agreement shall be issued to the Grantee pursuant to the Plan upon the following terms and conditions:

     2.1 The restriction period shall expire for the respective shares as set forth below, or if earlier, upon the Grantee's death or disability (as defined under the then established policies of the Company).

          _____________   shares on November 9, 2000
          _____________   shares on November 9, 2001
          _____________   shares on November 9, 2002

     2.2  Shares of Restricted Stock are forfeitable if the Grantee ceases to be
          an  employee  of  Cone  Mills  Corporation   before  the  end  of  the
          restriction period for any reason other than death or disability.

     2.3 Prior to the end of the restriction period and prior to forfeiture, the Grantee shall have all rights of a shareholder, including the right to receive dividends paid on the shares of Restricted Stock and the right to vote the shares.

     2.4 Certificates issued for the shares of Restricted Stock will be registered in the name of the Grantee but will be deposited with a duly endorsed stock power with the Secretary of Cone Mills Corporation


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                                                                         Page 45

Exhibit 10.8(c)   (continued)

          to be held until the restriction period has lapsed. Certificates will bear a restrictive legend referencing restrictions and conditions.

     2.5 When the restriction period has lapsed, new certificates without the restrictive legend will be issued.

     2.6 During the restriction period, shares of Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered by the Grantee.

     2.7 The Grantee is responsible for payment of all federal, state and local income taxes for which he may be liable as a result of the grant of Restricted Stock.

     2.8 This Agreement is subject to the terms and conditions of the Plan, which are incorporated herein by reference and made a part hereof, but the terms of the Plan shall not be considered an enlargement of any benefits under this Agreement.

     2.9 If the Corporation shall be a party to any merger or consolidation in which it is not the surviving corporation or pursuant to which the shareholders of the Corporation exchange their Common Stock, or if the Corporation shall dissolve or liquidate or sell all or substantially all of its assets, all unvested Restricted Stock outstanding under this Agreement shall terminate on the effective date of such merger, consolidation, dissolution, liquidation or sale; provided, however, that the Committee in its discretion, may prior to such effective date, accelerate the time at which any stock restrictions may lapse, may authorize a payment to each grantee that approximates the economic benefit that the grantee would realize if the stock was vested immediately before such effective date, may authorize a payment in such other amount as it deems appropriate to compensate each grantee for the termination of the grant, or may arrange for the granting of a substitute grant to each grantee.

3.   Grantee Bound by Plan

     The Grantee hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all the terms and provisions thereof.


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                                                                         Page 46

Exhibit 10.8(c)   (continued)


IN WITNESS WHEREOF, the Company has caused this Agreement to be signed on its behalf as of the 10th day of November, 1997.

CONE MILLS CORPORATION

By:
      _________________________________________
                  Terry L. Weatherford
              Vice President and Secretary

Accepted and agreed to as of the  __ day of November, 1997.


___________________________________________________________________
                  (Grantee's signature)

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                                                                         Page 47

Exhibit 10.8(c)   (continued)


                             CONE MILLS CORPORATION
                        RESTRICTED STOCK AWARD AGREEMENT

                             Beneficiary Designation

I designate such of the following as survive me as Beneficiary to receive any shares of Restricted Stock due me under the Cone Mills Corporation Amended and Restated 1992 Stock Plan following my death. If any named Beneficiary shall fail to survive me, his or her share shall be divided pro rata among those who do survive, in proportion to his or her respective shares.

         Name                Relation                             Shares
         ----                --------                             ------

_____________________        ________________________          ___________%

_____________________        ________________________          ___________%

_____________________        ________________________          ___________%

In the event none of the above-named shall survive me, I designate such of the following as survive me as Beneficiary, in the same fashion as set forth above.

         Name                Relation                             Shares
         ----                --------                             ------

_____________________        ________________________          ___________%

_____________________        ________________________          ___________%

_____________________        ________________________          ___________%


ATTEST:

By:  _____________________________                ______________________________
         (Authorized Signature)                     (Participant's  signature)

CONE MILLS CORPORATION

Date: _______________________